Exhibit 107
CALCULATION OF FILING FEE TABLES
Form N-2
(Form Type)

Pershing Square USA, Ltd.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(1)	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	Equity	Common Shares of Beneficial Interest, no par value per share	Rule 457(o)	—	—	$1,000,000.00	0.00013810	$138.10
	Total Offering Amounts					$1,000,000.00		$138.10
	Total Fees Previously Paid							—
	Total Fee Offsets							$138.10
	Net Fee Due							$0.00

(1)
Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended. Includes any Common Shares acquired by the underwriters in connection with the exercise of their option to purchase additional Common Shares, as described in the prospectus of the registrant included in this registration statement.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed(1)	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	Pershing Square USA, Ltd.	N-2	333-276926	February 7, 2024		$138.10	Equity	Common Shares of Beneficial Interest, no par value per share	N/A	$1,000,000.00
Fee Offset Sources	Pershing Square USA, Ltd.	N-2	333-276926		February 7, 2024		Equity	Common Shares of Beneficial Interest, no par value per share			$147.60

(1)
A filing fee of $147.60 was previously paid in connection with the initial filing of the registration statement on Form N-2 (File Nos. 333-276926 and 811-23932) (the “Prior Registration Statement”) by the registrant on February 7, 2024. The registrant withdrew the Prior Registration Statement by filing a Form RW on August 1, 2024. As the Prior Registration Statement was not declared effective, no securities were sold thereunder. The registrant paid an aggregate of $339,332.40 in filing fees under the Prior Registration Statement prior to its withdrawal. In accordance with Rule 457(p) of the Securities Act, $138.10 of the $147.60 of the filing fees previously paid with the initial filing of the Prior Registration Statement will offset the filing fee of currently due pursuant to this registration statement and the remaining $339,194.30 of fees paid under the Prior Registration Statement shall remain available for future use by the registrant.